Exhibit 5.2

March 18, 2022

Room 2006, Block 5, Zone 5, Aoyuan City Plaza

Panyu District, Guangzhou, China

Telephone: +86 136 76 064 350

Dear Sirs:

Reference is made to Amendment No.3 to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Energy Cloud I Acquisition Corporation (the “Company”), a British Virgin Islands company, under the Securities Act of 1933, as amended (the “Act”), covering up to 8,625,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Public Units”), with each Unit consisting of one ordinary share, no par value per share of the Company (an “Ordinary Share”), one half of one right, where each whole right entitles the holder hereof to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination (a “Public Right”), and one  whole redeemable warrant, where each whole warrant entitles the holder thereof to purchase one Ordinary Share, no par value (a “Public Warrant”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Public Units. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Public Units will be validly issued, fully paid and non-assessable.

2. Ordinary Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Ordinary Shares underlying the Public Units will be validly issued, fully paid and non-assessable.

3. Public Rights. When the Registration Statement becomes effective under the Act, and when the Public Rights underlying the Public Units are issued, delivered and paid for as part of the Public Units as contemplated by the Registration Statement, such Public Rights will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding may be brought.

1345 Avenue of the Americas | New York, New York 10105

Tel: 212.590.2328 | Email: wraiti@raitipllc.com | Web: www.raitipllc.com

4. Public Warrants. When the Registration Statement becomes effective under the Act, and when the Public Warrants underlying the Public Units are issued, delivered and paid for as part of the Public Units, as contemplated by the Registration Statement, such Public Warrants will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on all applicable statutory provisions of the Securities Act of 1933, including the rules and regulations underlying those provisions, all applicable judicial and regulatory determinations in connection therewith and, as to the Public Units, Public Rights, and the Public Warrants, as well as the purchase option Units, Rights and Warrants, constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ RAITI, PLLC

1345 Avenue of the Americas | New York, New York 10105

Tel: 212.590.2328 | Email: wraiti@raitipllc.com | Web: www.raitipllc.com